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                                                                    Exhibit 11.1
               ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
    For the Quarters and Nine Months Ended July 29, 2001 and July 30, 2000

                                  (Unaudited)
                     (In Thousands, Except per Share Date)

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
                                                                        Quarter Ended                   Nine Months Ended
                                                               -------------------------------- ----------------------------------

                                                                 July 29,         July 30,        July 29,          July 30,
                                                                   2001             2000            2001              2000
                                                               --------------  ---------------- --------------  ------------------
Shares:
     Weighted average common shares outstanding                        7,083             6,692          7,006               6,700

     Net common shares issuable on exercise of
        stock options                                                     --               778            491                 620
                                                               --------------  ---------------- --------------  ------------------

Weighted average common and common equivalent
   shares outstanding                                                  7,083             7,470          7,497               7,320
                                                               ==============  ================ ==============  ==================


Income (loss)  before discontinued operations                         $ (426)           $2,399         $1,432             $ 5,459

Gain on sale of discontinued operations, net of income tax                --             6,478            207               6,478

Income (loss) from discontinued operations, net of income tax             --               227            (59)                943

                                                               --------------  ---------------- --------------  ------------------
Income (loss) before extraordinary item                                 (426)            9,104          1,580              12,880

Extraordinary loss early extinguishment of debt, net of tax               --                --           (400)                 --

                                                               --------------  ---------------- --------------  ------------------
Net income (loss)                                                     $ (426)           $9,104         $1,180             $12,880
                                                               ==============  ================ ==============  ==================

Earnings (loss) per common share:
      Basic
      -----
         Income (loss) before discontinued operations                ($ 0.06)           $ 0.36         $ 0.20             $  0.81
         Gain on sale of discontinued operations                          --            $ 0.97         $ 0.03             $  0.97
         Income (loss) from discontinued operations                       --            $ 0.03        ($ 0.01)            $  0.14
                                                               --------------  ---------------- --------------  ------------------
         INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     ($ 0.06)           $ 1.36         $ 0.22             $  1.92
         Extraordinary loss early extinguishment of debt                  --                --        ($ 0.05)                 --
                                                               --------------  ---------------- --------------  ------------------
               NET INCOME (LOSS)                                     ($ 0.06)           $ 1.36         $ 0.17             $  1.92
                                                               ==============  ================ ==============  ==================

     Diluted
     -------
         Income (loss) before discontinued operations                ($ 0.06)           $ 0.32         $ 0.19             $  0.75
         Gain on sale of discontinued operations                          --            $ 0.87         $ 0.03             $  0.88
         Income (loss) from discontinued operations                       --            $ 0.03         $ 0.01)            $  0.13
                                                               --------------  ---------------- --------------  ------------------
                INCOME (LOSS) BEFORE EXTRAORDINARY ITEM              ($ 0.06)           $ 1.22        ($ 0.21             $  1.76
         Extraordinary loss early extinguishment of debt                  --                --        ($ 0.05)                 --
                                                               --------------  ---------------- --------------  ------------------
               NET INCOME (LOSS)                                     ($ 0.06)           $ 1.22         $ 0.16             $  1.76
                                                               ==============  ================ ==============  ==================
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